UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2014 (December 9, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer

On December 9, 2014, Tiptree announced that it appointed Richard Claiden as Chief Financial Officer of Tiptree Financial Inc. (“Tiptree”), its subsidiary, Tiptree Operating Company, LLC (“Operating Company”) and Tiptree Financial Partners, L.P. (“TFP”) effective January 1, 2015. Mr. Claiden will succeed Julia Wyatt, who will contemporaneously transition from her role as Chief Financial Officer to Chief Operating Officer of Tiptree, Operating Company and TFP.

Prior to joining Tiptree, Mr. Claiden, age 62, spent 11 years at Primus Guaranty, Ltd. (“Primus”), where he was CEO from November 2010 until December 2014 and previously held the positions of CFO and COO. Prior to Primus, Mr. Claiden served from 2000 to 2003 as Managing Director of Investment Bank Operational Risk at JP Morgan Chase. He also spent six years as a Managing Director at Canadian Imperial Bank of Commerce (“CIBC”), assuming the role of Head of Global Operations following his tenure as Head of Financial Products Operations. Before CIBC, Mr. Claiden held a series of increasingly senior positions at Manufacturers Hanover Trust/Chemical Bank and began his career as a Chartered Accountant in the London office of Arthur Andersen & Co. Mr. Claiden received his B.Sc. in Economics from the University of London and his MA in Accounting and Finance from Lancaster University in the United Kingdom. He is a fellow of the Institute of Chartered Accountants (U.K.).

Tiptree Asset Management Company, LLC, (“Employer” and together with all of its parent, subsidiary and affiliated entities, including TFP, Tiptree, Operating Company, the “Company”) and Mr. Claiden entered into an Executive Employment Agreement dated as of December 4, 2014 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Claiden will receive compensation for serving as Chief Financial Officer of Tiptree, Operating Company and TFP, consisting of an initial annual base salary of $325,000 and an annual cash bonus which for the fiscal year 2015 shall be a minimum of $325,000. Thereafter, Mr. Claiden is eligible to receive an annual cash bonus in an amount determined by the Compensation, Nominating and Governance Committee of Tiptree’s board of directors (“CNG”) based on Tiptree’s achievement of specific annual corporate performance objectives as determined by the CNG. Performance based compensation will be conditional upon, and in relationship to, Tiptree achieving its own performance objectives with regard to growth and profitability. Mr. Claiden is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

There is no definite term under the Employment Agreement, and Employer may terminate Mr. Claiden at any time upon approval of Tiptree’s board of directors. If Mr. Claiden is terminated by Employer without cause, then Mr. Claiden will be entitled, subject to the execution of a general release, to (i) his earned but unpaid base salary, any unreimbursed business expenses and any rights or benefits to which Mr. Claiden is entitled under the terms of any employee benefit plan; (ii) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs; and (iii) the pro rata amount up to the date of termination of bonuses and other incentive compensation that would have been payable with respect to the performance period that ends in the calendar year in which the termination occurs.

Mr. Claiden has agreed that during his employment and for one year following the date of termination (the “Non-Competition Period”), he will not engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company during the Non-Competition Period or while Mr. Claiden was employed with the Company.

Mr. Claiden has agreed that for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company, whether or not Mr. Claiden had personal contact with such person or entity during and by reason of Mr. Claiden’s employment with Employer.

Mr. Claiden has agreed that during his employment and for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Mr. Claiden has also agreed that he will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after their employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by him during his employment is, and will always remain, solely the property of the Company.

The foregoing description is summary in nature and does not purport to be a complete description of the terms of the Employment Agreement, please refer to the Employment Agreement for full terms. The Employment Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.

Tiptree is a party to an indemnification agreement with Mr. Claiden (the “Indemnification Agreement”). The Indemnification Agreement requires Tiptree to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreement offers substantially the same scope of coverage afforded by Tiptree’s charter and bylaws and by Maryland law, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreement is not complete and is qualified in its entirety by Tiptree’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to Tiptree’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.

Mr. Claiden has not been involved in any transaction with Tiptree or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Appointment of Chief Operating Officer

Effective January 1, 2014, Tiptree appointed Julia Wyatt as Chief Operating Officer of Tiptree, Operating Company and TFP. Julia Wyatt, age 56, was previously the Chief Financial Officer of Tiptree and Operating Company since July 2013 and the Chief Financial Officer and Secretary of TFP from inception in 2007. During this time, she was also the Chief Financial Officer of Muni Funding Company of America, LLC and the Chief Financial Officer of TAMCO. Ms. Wyatt is also the Chief Financial Officer of Tricadia. Prior to joining Tricadia in 2005, from 1996 to 2005, Ms. Wyatt was the Chief Financial Officer of Havell Capital Management (“HCM”), a specialized investment management firm dedicated to managing funds in fixed income markets. During her tenure with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, from 1992 to 1996, Ms. Wyatt was a senior member of the fixed income management group with Neuberger Berman. Previously, from 1987 to 1991, she was employed by Morgan Grenfell Capital Management, where she was the Treasurer and Director of Client Services. Ms. Wyatt was with Deloitte & Touche from 1980 to 1988, spending the last two years in the Executive Office Research Department as a Senior Manager. Ms. Wyatt has a B.S. in Accounting from the University of Utah.

Ms. Wyatt’s salary is not paid by Tiptree; instead, she will provide services to Tiptree, Operating Company and TFP as its Chief Operating Officer through a transition services agreement between Tiptree Asset Management Company, LLC, a subsidiary of Tiptree, and Tricadia for certain support services (the “Transition Services Agreement”). Because of her positions with Tricadia, Ms. Wyatt indirectly receive compensation made by Tiptree to Tricadia. Pursuant to the Transition Services Agreement, Tiptree pays Tricadia $350,000 per year for the services of Ms. Wyatt and other financial and accounting personnel (subject to adjustment).

Ms. Wyatt has not been involved in any transaction with Tiptree or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act, other than the Transition Services Agreement as described above and any other transactions described in Tiptree’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on May 2, 2014 on pages 23 through 24, the descriptions of which transactions are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On December 9, 2014, Tiptree issued a press release announcing that, effective January 1, 2015, Richard Claiden will be appointed as the new Chief Financial Officer of Tiptree, Operating Company and TFP and Julia Wyatt will be appointed the Chief Operating Officer of Tiptree, Operating Company and TFP. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Tiptree under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Executive Employment Agreement between Tiptree Asset Management Company, LLC and Richard Claiden dated as of December 4, 2014.
99.1	Tiptree Financial Inc. press release, dated December 9, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: December 9, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer